UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events and Required FD Disclosure

     On July 23, 2004, Del Monte Foods Company announced the retirement of Wesley J. Smith, its Chief Operating Officer. Del Monte Foods Company also announced that: 1) Todd R. Lachman, formerly the Company’s Managing Director, Pet Products, has been appointed Executive Vice President, Del Monte Foods; 2) Nils Lommerin, formerly the Company’s Executive Vice President, Human Resources, has been appointed Executive Vice President, Operations; and 3) Donald J. Binotto, formerly the Company’s Managing Director, StarKist Brands, has been appointed Senior Vice President, Operations and Supply Chain.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date:July 23, 2004	By:	/s/ David L. Meyers
		Name:	David L. Meyers
		Title:	Executive Vice President, Administration and Chief Financial Officer